UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 29, 2011

United States Steel Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2011, the Board of Directors of United States Steel Corporation (the “Corporation”) approved an amendment to Article II, Section 1 of the By-Laws of the Corporation.

The amendment provides that each director to be elected by the stockholders shall be elected by the vote of the majority of the votes cast, except for Contested Elections where the directors shall be elected by the vote of a plurality of the votes cast.

The amendment further provides that in order for any incumbent director to become a nominee for election by the stockholders as a director, the director must tender an irrevocable offer to resign from the Board of Directors, contingent upon acceptance of the offer of resignation by the Board of Directors, if the director fails to receive a majority of the votes cast in an election that is not a Contested Election.  In the event that an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Corporate Governance & Public Policy Committee, or such other independent committee designated by the Board of Directors pursuant to the By-Laws, must make a recommendation to the Board of Directors as to whether to accept or reject the offer of resignation of the incumbent director, or to take other action.  The Board of Directors must act on the offer of resignation, taking into account the committee’s recommendation, within 90 days following certification of the election results.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits

3.1	Amended and Restated By-Laws of United States Steel Corporation dated as of November 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated:  December 2, 2011